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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 22, 2008, relating to the financial statements and financial highlights which appear in the March 31, 2008 Annual Report to Shareholders of iShares S&P Global 100 Index Fund, iShares S&P Global Consumer Discretionary Sector Index Fund, iShares S&P Global Consumer Staples Sector Index Fund, iShares S&P Global Energy Sector Index Fund, iShares S&P Global Financials Sector Index Fund, iShares S&P Global Healthcare Sector Index Fund, iShares S&P Global Industrials Sector Index Fund, iShares S&P Global Infrastructure Index Fund, iShares S&P Global Materials Sector Index Fund, iShares S&P Global Technology Sector Index Fund, iShares S&P Global Telecommunication Sector Index Fund, iShares S&P Global Utilities Sector Index Fund, iShares S&P Asia 50 Index Fund, iShares S&P Europe 350 Index Fund, iShares S&P Latin America 40 Index Fund, iShares S&P/TOPIX 150 Index Fund, iShares S&P World ex-U.S. Property Index Fund, iShares S&P 100 Index Fund, iShares S&P MidCap 400 Index Fund, iShares S&P MidCap 400 Growth Index Fund, iShares S&P MidCap 400 Value Index Fund, iShares S&P SmallCap 600 Index Fund, iShares S&P SmallCap 600 Growth Index Fund, iShares S&P SmallCap 600 Value Index Fund, iShares S&P 1500 Index Fund, iShares Nasdaq Biotechnology Fund, iShares S&P U.S. Preferred Stock Index Fund, iShares S&P 500 Index Fund, iShares S&P 500 Growth Index Fund, iShares S&P 500 Value Index Fund, iShares Russell 1000 Index Fund, iShares Russell 1000 Growth Index Fund, iShares Russell 1000 Value Index Fund, iShares Russell 2000 Index Fund, iShares Russell 2000 Growth Index Fund, iShares Russell 2000 Value Index Fund, iShares Russell 3000 Index Fund, iShares Russell 3000 Growth Index Fund, iShares Russell 3000 Value Index Fund, iShares Russell Microcap Index Fund, iShares Russell Midcap Index Fund, iShares Russell Midcap Growth Index Fund, iShares Russell Midcap Value Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
San Francisco, California
July 25, 2008